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                                                                     EXHIBIT 21


SUBSIDIARIES OF SYNDICATED FOOD SERVICE INTERNATIONAL, INC., as of date of filing of 10KSB:


                                                           ORGANIZED                PERCENTAGE OF
                                                             UNDER                      VOTING
                                                          THE LAWS OF                   POWER

Beasley Food Service, Inc.                                  Delaware                    100%
Beasley Transportation, Inc.                                Delaware                    100%
Syndicated Bloomington I LLC                                Delaware                    100%
Momentum Food Services, Inc.                                Florida                     100%
Floridino's, Inc.                                           New York                    100%
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